Exhibit 10.9
THIRD AMENDMENT TO THE
DISNEY KEY EMPLOYEES RETIREMENT SAVINGS PLAN
EFFECTIVE JANUARY 1, 2012
(WITH AMENDMENTS ADOPTED THROUGH DECEMBER 2015)

WHEREAS, The Walt Disney Company (the “Company”) maintains the Disney Key Employees Retirement Savings Plan, effective January 1, 2012 (with amendments adopted through December 2015) (the “Plan”); and

WHEREAS, Article 9 of the Plan authorizes the Committee or its delegate to make amendments to the Plan that are necessary and desirable; and

WHEREAS, the Committee desires to update the reference to “Qualified Plan” for a Participating Employer;

NOW, THEREFORE, this Third Amendment to the Plan be and hereby is adopted, effective as of January 1, 2022, as follows:

1.Hulu, LLC shall be a Participating Employer in the main plan document, subject to the following terms, which shall apply solely to Employees of Hulu, LLC:

a.“Qualified Plan” shall refer to the ~~Hulu, LLC Retirement Trust~~ Disney Retirement Savings Plan;
b.“Affiliate” shall be determined by replacing any 80% ownership interest condition with a 50% ownership condition.
c.“Employer Contributions” means the contributions made to the Qualified plan on behalf of an Eligible Employee, excluding any contributions made under a cash or deferred arrangement intended to satisfy the requirements of Code section 401(k) and any matching contributions thereon.
IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to be executed this 30 day of December, 2021.

/s/ Pascale Thomas
Pascale Thomas